UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Raymond James Financial, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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IMPORTANT NOTICE FROM RAYMOND JAMES FINANCIAL, INC.

SUPPLEMENT TO THE PROXY STATEMENT FOR THE

2022 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 24, 2022

This document supplements the definitive proxy statement of Raymond James Financial, Inc. (the “Company”) that was previously filed with the Securities and Exchange Commission on January 12, 2022 (the “Proxy Statement”). A Notice of Internet Availability of Proxy Materials or the Proxy Statement, the 2021 Annual Report to Shareholders, and the form of proxy were first sent to shareholders and participants in the Company’s Employee Stock Ownership Plan on or about January 12, 2022. At the Annual Meeting of Shareholders to be held on February 24, 2022 (the “Annual Meeting”), among other matters, the Company’s shareholders are being asked to approve certain amendments to the Company’s Restated Articles of Incorporation, including amendments to increase our authorized capital stock.

In the Proxy Statement, “Item 3(A). Increase Authorized Shares of Capital Stock” proposes that shareholders approve an amendment to Article IV of the Company’s Restated Articles of Incorporation to increase the number of authorized shares of capital stock provided for therein from the 360 million shares currently authorized to 700 million shares, consisting of 650 million shares of common stock, par value $.01 per share, and 50 million shares of preferred stock, par value $.10 per share. The Company’s Restated Articles of Incorporation currently authorize the Company to issue 350 million shares of common stock, par value $.01 per share, and 10 million shares of preferred stock, par value $.10 per share.

The Company has determined that it is appropriate to not proceed with the portion of Item 3(A) seeking an increase in the number of authorized shares of preferred stock, par value $.10 per share, from the current 10 million shares authorized to 50 million shares. The Company continues to seek shareholder approval of an amendment to the Restated Articles of Incorporation to increase the number of authorized shares of common stock from 350 million shares to 650 million shares, which would result in a total increase in the number of authorized shares of capital stock from the 360 million shares currently authorized to 660 million shares, consisting of 650 million shares of common stock, par value $.01 per share, and 10 million shares of preferred stock, par value $.10 per share. Accordingly, the relevant portion of page 58 of the Proxy Statement in the section titled “Item 3.— Proposals to Amend the Company’s Articles of Incorporation” is amended and replaced in its entirety with the following disclosure (marked to show the changes from the current disclosure in the Proxy Statement):

The Board has adopted a resolution approving, and recommending to our shareholders for their approval and adoption, an amendment to Article IV of the company’s Restated Articles of Incorporation to increase the number of authorized shares of capital stock provided for therein from the 360 million shares currently authorized to ~~700~~660 million shares, consisting of 650 million shares of common stock, par value $.01 per share, and the ~~50~~10 million shares of preferred stock, par value $.10 per share, that are currently authorized. Our Restated Articles of Incorporation currently authorize us to issue 350 million shares of common stock and 10 million shares of preferred stock.

Appendix A to this supplement to the Proxy Statement sets forth the full text of the Amended and Restated Articles of Incorporation as revised to reflect the changes described above and is marked to show the proposed deletions and insertions from the existing Restated Articles of Incorporation. The foregoing summary is qualified in its entirety by reference to the text of the Amended and Restated Articles of Incorporation contained in Appendix A. You are urged to read the Amended and Restated Articles of Incorporation in their entirety.

As set forth in the Proxy Statement, you may change your vote in one of several ways at any time before it is exercised:

☐	Grant a subsequent proxy via the Internet or telephone;

☐	Submit another proxy card (or voting instruction card) with a date later than your previously delivered proxy;

☐

Notify our Company Secretary in writing before the Annual Meeting that you are revoking your proxy or, if you hold your shares in “street name,” follow the instructions on the voting instruction card; or

☐	If you are a shareholder of record, or a beneficial owner with a proxy from the shareholder of record, vote online while logged in and participating in the virtual Annual Meeting.

This supplement is dated February 2, 2022. Other than the supplemental disclosures included above and in Appendix A, this supplement does not revise or update any other information in the Proxy Statement. From and after the date of this supplement, any reference to the Proxy Statement will be to the Proxy Statement as supplemented hereby.

APPENDIX A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

RAYMOND JAMES FINANCIAL, INC.

ARTICLE I

Name

The name of this corporation shall be: RAYMOND JAMES FINANCIAL, INC.

ARTICLE II

Term of Existence

The duration of this corporation is to be perpetual.

ARTICLE III

General Purpose~~s~~

The general purpose for which this corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Florida Business Corporation Act, and any amendments thereto (the “FBCA”), and in connection therewith, this corporation shall have and may exercise any and all powers conferred from time to time by law upon corporations formed under the FBCA.

~~The principal purposes of the corporation shall be:~~

~~To engage in and carry on a general securities brokerage and financial business.~~

~~To underwrite, subscribe for, buy, sell, pledge, mortgage, hold and otherwise deal in stocks, bonds, obligations or securities of any private or public corporation, government or municipality, trusts, syndicates, partnerships or individuals and to do any other act or thing permitted by law for the preservation, protection, improvement or enhancement of the value of such shares of stock, bonds, securities or other obligations including the right to vote thereon.~~

~~To undertake and carry on any business transaction or operation commonly carried on or undertaken by capitalists, promoters, financiers, contractors, merchants, commission men or agents.~~

~~To promote or assist financially or otherwise, corporations, syndicates, partnerships, individuals or associations of all kinds and to give any guarantee in connection therewith for the payment of money or for the performance of any obligation or undertaking.~~

~~To deal in shares, stocks, bonds, notes, debentures, or other evidence of indebtedness or securities of any domestic or foreign corporations, or mutual investment companies, either as principal, or as agent or broker, or otherwise. To acquire by lease, purchase, gift, devise, contract, concession, or otherwise, and to hold, own, develop, explore, exploit, improve, operate, lease, enjoy, control, manage, or otherwise turn to account, mortgage, grant, sell, exchange, convey, or otherwise dispose of, wherever situated, within or without the State of Florida, any and all real estate, lands, options, concessions, grants, land~~

~~patents, franchises, rights, privileges, easements, tenements, estates, hereditaments, interests, and properties of every kind, nature and description whatsoever.~~

~~To acquire, and to make payment therefore in cash or the stock or bonds of the corporation, or by undertaking or assuming the obligations and liabilities of the transferor, or in any other way, the good will, rights and property, the whole or any part of the assets, tangible or intangible, and to undertake or assume the liabilities of, any person, firm, association or corporation, to hold or in any manner dispose of the whole or any part of the property so purchased, to conduct in any lawful manner the whole or any part of the business so acquired and to exercise all of the powers necessary or convenient for the conduct and management thereof.~~

~~To adopt, apply for, obtain, register, produce, take, purchase, exchange, lease, hire, acquire, secure, own, hold, use, operate, contract, or negotiate for, take licenses or other rights in respect of, sell, transfer, grant licenses and rights in respect of, manufacture under, introduce, sell, assign, collect the royalties on, mortgage, pledge, create liens upon, or otherwise dispose of, deal in, and turn to account, letters patent, patents, patent rights, patents applied for or to be applied for, trade-marks, trade names and symbols, distinction marks and indications of origin or ownership, copyrights, syndicate rights, inventions, discoveries, devices, machines, improvements, licenses, processes, data, and formulae of any and all kinds granted by, or recognized under or pursuant to laws of the United States of America, or of any other country or countries whatsoever, and with a view to the working and development of the same, to carry on any business, whether manufacturing or otherwise, which the corporation may think calculated, directly or indirectly, to effectuate these objects.~~

~~To manufacture, purchase, or otherwise acquire, hold, own, sell, assign, transfer, lease, exchange, invest in, mortgage, pledge, or otherwise encumber or dispose of and generally deal and trade in and with, both within and without the State of Florida, and in any part of the world, goods, wares, merchandise, and property of every kind, nature and description.~~

~~To enter into, make and perform contracts of every kind and description with any person, firm, association or corporation, municipality, body politic, country, territory, state, government or colony or dependency thereof.~~

~~To borrow or raise money for any of the purposes of the corporation, without limit as to amount, and in connection therewith to grant collateral or other security either alone or jointly with any other person, firm or corporation, and to make, execute, draw, accept, endorse, discount, pledge, issue, sell or otherwise dispose of promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other evidences of indebtedness, negotiable or non-negotiable, transferable or non-transferable, and to confer upon the holders of any of its obligations such powers, rights and privileges as from time to time may be deemed advisable by the Board of Directors, to the extent permitted under the General Corporation Law of the State of Florida; to lend and advance money, extend credit, take notes, open accounts and every kind and nature of evidence of indebtedness and collateral security in connection therewith.~~

~~To purchase or otherwise acquire, hold, sell, pledge, transfer or otherwise dispose of shares of its own capital stock, provided that the funds or property of the corporation shall not be used for the purchase of its own shares of capital stock when such use would cause any impairment of the capital of the corporation and provided further, that shares of its own capital stock belonging to the corporation shall not be voted upon directly or indirectly.~~

~~To have one or more offices, conduct and carry on its business and operations and promote its objects within and without the State of Florida, in other states, the District of Columbia, the territories, colonies and dependencies of the United States, and in foreign countries, without restriction as to place or amount, but subject to the laws of such state, district, territory, colony, dependency or country.~~

~~To engage in any other business or businesses, whether related thereto or not, as may be approved by the Board of Directors and which businesses are permitted by law.~~

~~In general to do any or all of the things herein set forth to the same extent as natural persons might or could do and in any part of the world, as principals, agents, contractors, trustees, or otherwise, within or without the State of Florida, either alone or in company with others, and to carry on any other business in connection therewith, whether manufacturing or otherwise, and to do all things not forbidden, and with all the powers conferred upon corporations by the laws of the State of Florida.~~

~~It is the intention that each of the objects, purposes and powers specified in each of the paragraphs of this third article of this Certificate of Incorporation shall, except where otherwise specified, be nowise limited or restricted by reference to or inference from the terms of any other paragraph or of any other article in this Certificate of Incorporation, but that the objects, purposes and powers specified in this article and in each of the articles or paragraphs of this Certificate shall be regarded as independent objects, purposes and powers, and the enumeration of specific purposes and powers shall not be construed to restrict in any manner the general terms and powers of this corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature. The enumeration of objects or purposes herein shall not be deemed to exclude or in any way limit by inference any powers, objects, or purposes which this corporation is empowered to exercise, whether expressly by force of the laws of the State of Florida, now or hereafter in effect, or implied by any reasonable construction of said law.~~

ARTICLE IV

Capital Stock ~~Clause~~

~~Shares Authorized.     (A) The aggregate number of shares of stock which this corporation shall have authority to issue shall be three hundred fifty million (350,000,000) shares of common stock, each with a par value of one cent ($.01) and ten million (10,000,000) shares of preferred stock, each with a par value of ten cents ($.10).~~

~~(B) The Preferred Stock may be created and issued from time to time in one or more series with such designations, preferences, limitations, conversion rights, dividend rights, redemption provisions, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as determined by the Board of Directors of the corporation, and set forth in the resolution or resolutions providing for the creation and issuance of the stock in such series. Shares of one class or series of the corporation’s capital stock may be issued through a stock dividend or stock split on shares of another class or series of the corporation’s capital stock. In addition to the right to establish one or more such series of Preferred Stock, the Board of Directors shall have full authority to increase or decrease the number of shares of Preferred Stock designated for any series.~~

(A) Authorized Shares. The aggregate number of shares of stock which this corporation shall have authority to issue shall be six hundred sixty million (660,000,000), of which six hundred fifty million (650,000,000) shares shall be shares of common stock, each with a par value of one cent ($.01) (“Common Stock”) and ten million (10,000,000) shares shall be shares of preferred stock, each with a par value of ten cents ($.10) (“Preferred Stock”).

(B) Provisions Relating to Shares. The designation, relative rights, preferences and liabilities of each class of stock, itemized by class, shall be as follows:

(1) Provisions Relating to Shares of Common Stock.

(a) Each share of Common Stock shall have one vote, and, except as provided by resolution or resolutions adopted by the board of directors providing for the issue of any series of Preferred Stock, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock.

(b) No holder of shares of Common Stock as such shall have any preemptive right to subscribe to or acquire (i) unissued or treasury shares of this corporation of any class, (ii) securities of this corporation convertible into or carrying a right to acquire or subscribe to shares of any class or (iii) any other obligations, warrants, rights to subscribe to shares or other securities of this corporation of any class, in each case whether now or hereafter authorized.

(c) Subject to the provisions of law and to the provisions of any Preferred Stock that may be outstanding from time to time, dividends may be paid on the shares of Common Stock at such times and in such amounts as the board of directors may deem advisable.

(d) Subject to the provisions of any Preferred Stock that may be outstanding from time to time, in the event of any liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary, the holders of Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of this corporation and the amounts to which holders of Preferred Stock shall be entitled, to the remaining net assets of this corporation.

(2) Provisions Relating to Shares of Preferred Stock.

(a) The shares of Preferred Stock may be issued from time to time in one or more series, each such series to have such designations, preferences, limitations and special rights as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the board of directors as hereinafter provided.

(b) Authority is hereby expressly granted to the board of directors, subject to the provisions of this Article IV, to divide the Preferred Stock into one or more series and with respect to each series to fix and determine by resolution or resolutions providing for the issue of such series:

(i) The number of shares to constitute such series and the distinctive designation thereof;

(ii) The dividend rate or rates to which shares of such series shall be entitled and the restrictions, limitations and conditions upon the payment of such dividends, the date or dates from which dividends shall accumulate and the quarterly dates on which dividends, if declared, shall be payable;

(iii) Whether or not the shares of such series shall be redeemable, the limitations and restrictions with respect to such redemptions, the manner of selecting shares of such series for redemption if less than all shares are to be redeemed, and the amount, if any, in addition to any accrued dividends thereon which the holder of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different with respect to shares redeemed through the operation of any retirement or sinking fund and with respect to shares otherwise redeemed;

(iv) The amount in addition to any accrued dividends thereon which the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of this corporation, which amount may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates (the amount so payable upon such involuntary liquidation, dissolution or winding up, exclusive of accrued dividends, being hereinafter sometimes called the “involuntary liquidation value”);

(v) Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

(vi) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes, or of any other series of the same class and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

(vii) The voting powers, if any, of such series; and

(viii) Any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall not be inconsistent with this Section (2).

(c) All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all series of Preferred Stock shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of Section (B)(2)(b) of this Article IV.

(d) Unless otherwise specifically provided in the terms of the Preferred Stock, the holders of any class of Preferred Stock of this corporation shall have no preemptive right to subscribe to or acquire (i) unissued or treasury shares of this corporation of any class, (ii) securities of this corporation convertible into or carrying a right to acquire or subscribe to shares of any class, or (iii) any other obligations, warrants, rights to subscribe to shares or other securities of this corporation of any class, in each case whether now or hereafter authorized.

(3) Provisions Relating to All Classes of Shares.

The Preferred Stock and Common Stock may be issued by this corporation from time to time for such consideration as may be determined from time to time by the board of directors subject to, and in accordance with the full discretion conferred upon the board of directors by, the FBCA. Any and all shares for which the consideration so determined shall have been paid or delivered shall be deemed fully paid shares and shall not be liable for any further call or assessment thereon; and the holders of such shares shall not be liable for any further payments in respect of such shares.

(C) Treasury Stock. The board of directors of this corporation shall have the authority to acquire by purchase and hold from time to time any shares of its issued and outstanding capital stock for such consideration and upon such terms and conditions as the board of directors in its discretion shall deem proper and reasonable in the interests of this corporation.

ARTICLE V

Vote to Effect Business Combination

The affirmative vote of two-thirds (2/3) of all the shares outstanding and entitled to vote shall be required to approve any of the following:

(a)        any merger or consolidation of the corporation with or into any other corporation;

(b)        any share exchange in which a corporation, person, or entity acquires the issued or outstanding shares of stock of this corporation pursuant to a vote of stockholders;

(c)        any sale, lease, exchange or other transfer of all, or substantially all, of the assets of this corporation to any other corporation, person or entity;

(d)        any transaction similar to, or having a similar effect as, any of the foregoing transactions.

Such affirmative vote shall be in lieu of the vote of stockholders otherwise required by law.

~~ARTICLE VI~~

~~Pre-Emptive Rights~~

~~No holder of any shares of stock of the corporation shall have any pre-emptive rights whatsoever to subscribe for or acquire additional shares of the corporation of any class, whether such shares shall be hereby or hereafter authorized; and no holder of shares shall have any right to subscribe to or acquire any shares which may be held in the treasury of the corporation; nor shall any holder have a right to subscribe to or acquire any bonds, certificates of indebtedness, debentures or other securities convertible into stock, or carrying any right to purchase stock. All such additional or treasury shares or securities convertible into stock or carrying any right to purchase stock may be sold for such consideration, at such time, on such terms and to such person or persons, firms, corporations or associations as the Board of Directors may from time to time determine.~~

ARTICLE VI~~I~~

Directors

(A~~.~~)         Number

The business of ~~the corporation~~this corporation shall be managed by or under the direction of a ~~Board of Directors~~board of directors. The exact number of directors shall be fixed from time to time ~~by resolution of the Board of Directors~~as provided in the by-laws of this corporation. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

(B~~.~~)         Interested Directors

No contract or other transaction between this corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation, shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of ~~the corporation~~this corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the ~~Board of Directors~~board of directors, or a majority thereof. Any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the ~~Board of Directors~~board of directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

(C~~.~~)         Authority to Make Long-Term Employment Contracts

The ~~Board of Directors~~board of directors may authorize ~~the corporation~~this corporation to enter into employment contracts with any executive officer for periods longer than one year, and any charter or by-law provision for annual election shall be without prejudice to the contract rights, if any, of any executive officer under such contract.

(D~~.~~)         Reliance on Corporation Books

Each officer, director, or member of any committee designated by the ~~Board of Directors~~board of directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to ~~the~~ this ~~company~~corporation by any of its officials or by an independent public accountant or by an appraiser selected with reasonable care by the ~~Board of Directors~~board of directors or by any such committee, or in relying in good faith upon other records of ~~the~~ this ~~company~~corporation.

ARTICLE VII~~I~~

Amendment

This corporation reserves the right to amend, alter, change or repeal any provisions contained in these Amended and Restated Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon the shareholders herein are subject to this reservation. ~~These Restated Articles of Incorporation may be amended in the manner provided by law.~~Every amendment shall be approved by the ~~Board of Directors~~board of directors, proposed by them to the ~~stockholder~~shareholders, and approved at a ~~stockholder~~shareholders’ meeting by the affirmative vote of a majority of the stock entitled to vote thereon; provided, however, that the provisions set forth in Article V may not be altered, amended or repealed unless such alteration, amendment or repeal is approved by the affirmative vote of two-thirds (2/3) of all of the shares outstanding and entitled to vote.

CERTIFICATE OF

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

RAYMOND JAMES FINANCIAL, INC.

The undersigned officer of Raymond James Financial, Inc. (the “~~Company~~corporation”) does hereby certify that at a regular meeting of the ~~Board of Directors~~board of directors of the ~~Company~~ corporation held on ~~November 25~~[                ], ~~2008~~2021, at which ~~meeting~~ a quorum was present and acting throughout, the ~~Board of Directors~~board of directors authorized the preparation and filing of the Amended and Restated Articles of Incorporation of Raymond James Financial, Inc., in the form annexed hereto;

~~I do~~The undersigned does hereby further certify that the Amended and Restated Articles of Incorporation ~~does not contain any amendments to the articles requiring approval~~were approved by the shareholders of the ~~Company~~corporation at a duly called meeting, at which a quorum was present and acting throughout, held on [February 24, 2022].

IN WITNESS WHEREOF, I have executed this certificate for and on behalf of the ~~Company~~ corporation this ~~25th~~ [        ]th day of ~~November~~[February, ~~2008~~2022].

RAYMOND JAMES FINANCIAL, INC. By: Name: ~~Kenneth Armstrong~~Jonathan J. Doyle Title: ~~Associate~~ Assistant General Counsel – Securities and Corporate Governance, and Assistant Secretary